Exhibit 4.3

Officers’ Certificate

Pursuant to Sections 201, 301 and 303 of the Indenture

Dated: August 22, 2005

The undersigned, Joseph B. Tyson, Executive Vice President, Chief Financial Officer, Treasurer, and Secretary and Michael Haines, Vice President, Corporate Accounting of Pan Pacific Retail Properties, Inc., a Maryland corporation (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of April 6, 2001 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), as trustee (the “Trustee”), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not conditions set forth in the Indenture relating to the establishment of the title and terms of the Company’s 5.25% Senior Unsecured Notes due September 1, 2015 (the “Notes”) and the form of certificate evidencing the Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, certify that (i) the title and terms of the Notes were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on July 26, 2005 (the “Resolutions”) and such terms are set forth in Annex I hereto (it being understood that, in the event that Notes are ever issued in definitive certificated form, the legends appearing as the first two paragraphs on the first page of such form of Notes may be removed), (ii) the form of certificate evidencing the Notes was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached as Annex II hereto, (iii) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect in the form adopted on the date hereof, are attached as Annex III hereto and are also attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, (iv) the form, title and terms of the Notes have been established pursuant to and in accordance with Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture relating to the issuance of the Notes (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture and those relating to the establishment of the title and terms of the Notes, the form of certificate evidencing the Notes and the execution, authentication and delivery of the Notes) have been complied with and (v) to the best knowledge of the undersigned, no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Notes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

/s/ Joseph B. Tyson
Joseph B. Tyson
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

/s/ Michael Haines
Michael Haines
Vice President, Corporate Accounting

ANNEX I

Capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers’ Certificate of which this Annex I constitutes a part.

1. The Notes shall constitute a series of Securities having the title “5.25% Senior Unsecured Notes due September 15, 2015.”

2. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Indenture) shall be initially limited in aggregate principal amount to $100,000,000.

3. The entire outstanding principal of the Notes shall be payable on September 1, 2015 (the “Maturity Date”).

4. The rate at which the Notes shall bear interest shall be 5.25% per annum; the date from which such interest shall accrue shall be August 22, 2005, the Interest Payment Dates on which such interest will be payable shall be March 1 and September 1 of each year, beginning March 1, 2006; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be February 15 or August 15, as the case may be, immediately preceding the applicable Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. If any principal of or premium, if any, or interest on any of the Notes is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest, until paid or until such payment is duly provided for, at the rate of 5.25% per annum.

5. The place where the principal of, premium, if any, and interest on the Notes shall be payable, where Notes may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Notes and the Indenture may be served shall be the office or agency maintained by the Company for such purpose, which shall initially be the Corporate Trust Office of the Trustee at 111 Sanders Creek Parkway, East Syracuse, New York 13057.

6. The Notes shall be redeemable at any time at the option of the Company, in whole or from time to time in part, at a Redemption Price (payable in Dollars) equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount (as defined in the form of Note attached hereto as Annex II), if any, with respect to such Notes; provided that installments of interest on Notes whose Stated Maturity is on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307 of the Indenture. As used in the Indenture and this Annex I, all references to “premium” and “premium, if any” on the Notes, and all similar references with respect to the Notes, shall be deemed to refer to and include the Make-Whole Amount, if any.

7. The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstance or otherwise. The Notes will not have the benefit of any mandatory sinking fund.

8. The Notes shall be issued in denominations of $1,000 and any integral multiples thereof.

9. The Trustee shall be the initial Security Registrar, transfer agent and Paying Agent for the Notes.

10. The entire outstanding principal amount of the Notes shall be payable upon declaration of acceleration of the maturity of the Notes pursuant to Section 502 of the Indenture.

11. Payment of the principal of, premium, if any, and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

12. The amount of payments of principal of, premium, if any, and interest on the Notes shall not be determined with reference to an index, formula or other similar method.

13. Payments of the principal of, premium, if any, and interest on the Notes shall be made in Dollars, and the Holders have no right to elect the currency in which such payments are made.

14. In addition to the covenants of the Company set forth in the Indenture, the covenants set forth in the form of Note attached hereto as Annex II under the captions “Limitation on Incurrence of Total Debt,” “Limitation on Incurrence of Secured Debt,” “Debt Service Coverage” and “Maintenance of Total Unencumbered Assets” (collectively, the “Additional Covenants”) shall be and hereby are added to the Indenture for the benefit of the holders of the Notes, and the Additional Covenants, together with the defined terms (the “Additional Definitions”) set forth in such form of Note under the captions “Certain Definitions,” are hereby incorporated by reference in and made a part of these resolutions and the Indenture as if set forth in full herein and therein; provided that the Additional Covenants shall only be effective for so long as any of the Notes is Outstanding.

15. The Notes shall be issuable only as Registered Securities without coupons and shall initially be issued in permanent global form (the “Global Note”). Beneficial owners of interests in the Global Note may exchange such interests for Notes of like tenor of any authorized denomination only under the circumstances provided in Section 305 of the Indenture. The Depository Trust Company (“DTC”) shall be the initial depository with respect to the Global Note.

16. The Notes will not be issuable as Bearer Securities, and a temporary global certificate will not be issued.

17. Except as otherwise provided in the Indenture and in these resolutions with respect to the payment of Defaulted Interest, interest on any Note shall be payable only to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Payments of principal, premium, if any, and interest in respect of the Notes will be made by the Company by wire transfer of immediately available funds; provided that, in the event that any Notes are issued in definitive certificated form, the Holders thereof shall have given appropriate wire transfer instructions to the Company and, in the event that such wire transfer instructions shall not have been given to the Company by the Holder of any Note issued in definitive certificated form, payments of interest on such Note may be made by mailing a check for such interest to the address of such Holder as it appears on the Security Register.

18. Sections 1402 and 1403 of the Indenture shall be applicable to the Notes, and the provisions of Section 1403 shall also be applicable with respect to the Company’s obligations under the Additional Covenants; provided that the Company shall be entitled to effect defeasance or covenant defeasance only with respect to all, and not less than all, of the Notes.

19. The Notes will be authenticated and delivered as provided in Section 303 of the Indenture.

20. The Company shall not be required to pay Additional Amounts with respect to the Notes as contemplated by Section 1010 of the Indenture.

21. The Notes shall not be convertible into Common Stock or Preferred Stock.

22. The Notes will be direct, senior unsecured obligations of the Company and will rank equally with all other senior unsecured indebtedness of the Company from time to time outstanding.

23. Insofar as Section 801 of the Indenture is applicable to the Notes, the term “indebtedness,” as used in Section 801(2), shall be deemed to include “Debt” and “Secured Debt” (as such terms are defined in the form of Note attached hereto as Annex II).

24. The provisions of Section 1011 of the Indenture shall be applicable with respect to any term, provision or condition set forth in the Additional Covenants, in addition to any term, provision and condition set forth in Sections 1004 to 1008, inclusive, of the Indenture.

25. The Notes shall have such additional terms as are set forth in the form of Note attached hereto as Annex II, which terms are hereby incorporated by reference in and made a part of these resolutions and the Indenture as if set forth in full herein and therein.